Exhibit 10.7

SUREWEST COMMUNICATIONS
2000 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
OFFICER/KEY EMPLOYEE

(PERFORMANCE BASED)

Payment for Shares	No payment is required for the Shares you receive.

Vesting

The Shares vest in installments upon achieving the performance targets within the time constraints provided for in the Notice of Grant of Award, provided the eleven day average closing stock price for the period commencing ten days before the Target Date, and ending on the Target Date, equals or exceeds the amounts set forth opposite the Target Date (Metric), or, at any later Target Date, if the Metric is achieved at such later Target Date as determined in the same manner, but in no event shall any Shares corresponding to a Target Date vest prior to such corresponding date. Except as otherwise provided in this agreement, you must also remain employed through the applicable Target Date to be eligible for this award.

In addition, the Shares vest in full if any of the following two events or conditions or circumstances occur:

	1.	Your service as an Employee terminates because of death or Disability, or

2.

The Company is subject to a Change in Control while you are an Employee of the Company, and you are then a party to a Change of Control agreement with the Company which vests your rights hereunder, and all conditions and contingencies relating to the vesting have occurred, in which event any acceleration shall be governed and controlled by the terms and conditions of such agreement.

The vesting terms under this agreement can also be accelerated partially or in whole by the Committee at its sole discretion.

Shares Restricted

Unvested Shares will be considered “Restricted Shares.” You may not sell, transfer, pledge or otherwise dispose of any Restricted Shares, except as provided in the next sentence. With the consent of the Committee, you may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. A transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this agreement.

Forfeiture

Except as otherwise provided for or set forth below or elsewhere in this document, if your service as an Employee of the Company terminates for any reason (except as provided in this Restricted Stock Agreement), then your Shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to the Company. You receive no payment for Restricted Shares that are forfeited.

The Company determines in its sole discretion when your service terminates for this purpose.

Stock Issuance	Your Restricted Shares will be issued and held for you by the Company. After Shares have vested, Shares will be released to you.

Voting and Dividend Rights	You have the same voting, dividend and other rights as the Company’s other shareholders.

Withholding Taxes

No Shares will be issued to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of the Shares. As determined by the Committee, these arrangements may include withholding Shares that otherwise would be released to you when they vest. As determined by the Committee, these arrangements may also include surrendering Shares that have been owned by you. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

Restrictions on Resale	By signing this agreement, you agree not to sell any Shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an Employee of or

Consultant to the Company or for any other waiting or other period following separation from service as may be required by Section 16 of the Exchange Act.

No Retention Rights	Neither your Award nor this agreement gives you the right to be employed or retained by the Company or a Subsidiary in any capacity.

Adjustments

As more fully described in the Plan, in the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

Applicable Law	This agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this agreement by reference, and shall prevail over any inconsistent provisions herein, except in cases where you have a change of control agreement in which case the agreement shall govern and control vesting, distribution and payment of this Award.

Deference to Committee

The Committee has discretionary authority with respect to the construction and interpretation of this Award, including in determining and deciding whether the performance targets have been achieved and if so, when they have been achieved.

This agreement and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Award are superseded.  This agreement may be amended only by another written agreement, signed by both parties.  Except as otherwise expressly provided in this agreement, any capitalized term used in this agreement shall have the meaning ascribed to it in the SureWest Communications 2000 Equity Incentive Plan, as amended and restated.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.  IN THE EVENT OF

A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND THE PLAN, THE PLAN SHALL GOVERN.

Notice of Grant of Award and Award Agreement	SureWest Communications
ID: 68-0365195
8150 Industrial Avenue
Roseville, CA 95678

Name [Insert recipient’s name]	Award Number: [Insert Award Number]
Address [Insert recipient’s address]	Plan:	2000
City, State Zip	ID:	[Insert recipient’s ID number]

Effective [Insert date], you have been granted a performance award of [Insert number of shares awarded] shares of SureWest Communications (the Company) common stock. These shares are restricted contingent upon the achievement of the associated Goal(s).

The current total value of the performance award is $ [Insert dollar value of award].

The Goal will be measured in increments on the date(s) shown.

Vest Period	Shares	Final Measurement Date

Notice of Grant of Award and Award Agreement	SureWest Communications
ID: 68-0365195
8150 Industrial Avenue
(Continued)	Roseville, CA 95678

Name [Insert recipient’s name]	Award Number: [Insert Award Number]
Address [Insert recipient’s address]	Plan:	2000
City, State Zip	ID:	[Insert recipient’s ID number]

Goal Metric(s) associated with these shares:

Vest Period	Target Date	Metric

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

SureWest Communications	Date

Employee’s signature	Date